UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014 (May 15, 2014)

Union Pacific Corporation

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska (Address of principal executive offices)		68179 (Zip Code)

(Registrant’s telephone number, including area code): (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Union Pacific Corporation (the Company) held its Annual Meeting of Shareholders on May 15, 2014, in Salt Lake City, Utah (the Meeting). Of the 453,239,342 shares outstanding and entitled to vote at the Meeting, 392,692,429 shares were present at the Meeting in person or by proxy, constituting a quorum of approximately 87%. The shareholders of the Company’s common stock considered and voted upon five proposals at the Meeting.

Proposal 1 – Election of Directors

The holders of the common stock of the Company elected each of the following directors to serve a term of one year, ending at the time of the next Annual Meeting of Shareholders in 2015 (or until a successor is elected) pursuant to the By-Laws of the Company and the applicable laws of the State of Utah:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Andrew H. Card, Jr.	349,675,181	1,368,730	1,257,100	40,391,418
Erroll B. Davis, Jr.	348,345,916	2,885,465	1,069,630	40,391,418
David B. Dillon	350,185,392	1,014,907	1,100,712	40,391,418
Judith Richards Hope	346,388,465	4,655,254	1,257,292	40,391,418
John J. Koraleski	339,127,733	10,336,239	2,837,039	40,391,418
Charles C. Krulak	349,798,632	1,402,620	1,099,759	40,391,418
Michael R. McCarthy	350,110,672	1,062,919	1,127,420	40,391,418
Michael W. McConnell	349,418,746	1,594,490	1,287,775	40,391,418
Thomas F. McLarty III	348,838,591	2,157,491	1,304,929	40,391,418
Steven R. Rogel	344,181,393	6,502,640	1,616,978	40,391,418
Jose H. Villarreal	349,698,230	1,486,136	1,116,645	40,391,418

Proposal 2 – Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the Year Ending December 31, 2014

The holders of the Company’s common stock voted for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014 by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
387,724,030	3,430,502	1,537,897	0

Proposal 3 – Advisory Vote on Executive Compensation (“Say on Pay”)

The holders of the Company’s common stock approved, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers, by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
339,167,768	10,401,611	2,731,632	40,391,418

Proposal 4 – Increase in Authorized Common Stock

The Board of Directors requested that shareholders amend the Restated Articles of Incorporation to increase the authorized number of shares of common stock from 800,000,000 to 1,400,000,000. The holders of the Company’s common stock voted for Proposal 4 by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
365,952,123	20,341,215	6,399,091	0

Proposal 5 – Shareholder Proposal Regarding Executives to Retain Significant Stock

A shareholder of the Company submitted a proposal requesting that the Compensation and Benefits Committee adopt a policy requiring senior executives to retain a significant percentage of stock acquired through equity compensation programs until the retirement age of 60. The holders of the Company’s common stock voted against Proposal 5 by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
86,509,372	261,752,500	4,039,139	40,391,418

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2014

UNION PACIFIC CORPORATION

By:	/s/James J. Theisen, Jr.
James J. Theisen, Jr.
Associate General Counsel and Assistant Secretary